EX-99.12(C)

ING INFRASTRUCTURE, INDUSTRIALS AND MATERIALS FUND

Dear Shareholders,

This corrected Section 19(a) Notice provides shareholders of ING Infrastructure, Industrials and Materials Fund (NYSE: IDE) with important information concerning its distribution declared in March 2014. It has been corrected to reflect the correct distribution date and the cumulative distribution for the fiscal year-to-date. This Section 19(a) Notice is issued as required by the Fund’s Managed Distribution Plan (the “Plan") and an exemptive order received from the U.S. Securities and Exchange Commission. The Board of Trustees has approved the implementation of the Plan to make quarterly cash distributions to common shareholders, stated in terms of a fixed amount per common share. This information is sent to you for informational purposes only and is an estimate of the sources of the April distribution. It is not determinative of the tax character of the Fund’s distributions for the 2014 calendar year. Shareholders should note that the Fund’s total regular distribution amount is subject to change as a result of market conditions or other factors.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and the distribution may later be determined to be from other sources including realized short-term gains, long-term gains, to the extent permitted by law, and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099- DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Distribution Period: First Quarter 2014, Payable April 15, 2014
Distribution Amount per Common Share: $0.405

The following table sets forth an estimate of the sources of the Fund’s April distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per common share basis and as a percentage of the distribution amount.

ING Infrastructure, Industrials and Materials Fund
Source	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year-to-Date	% of the Cumulative Distributions for the Fiscal Year-to-Date[1]
Net Investment Income	$0.233	57.57%	$0.233	57.57%
Net Realized Short-Term Capital Gains	$0.078	19.24%	$0.078	19.24%
Net Realized Long-Term Capital Gains	$0.068	16.78%	$0.068	16.78%
Return of Capital or Other Capital Source(s)	$0.026	6.41%	$0.026	6.41%
Total per common share	$0.405	100.00%	$0.405	100.00%

1 The Fund’s fiscal year is March 1, 2014 to February 28, 2015.

IMPORTANT DISCLOSURE: You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Plan. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’ The amounts and sources of distributions reported in this Section 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Set forth in the table below is information relating to the Fund’s performance based on its net asset value (NAV) for certain periods.

Average annual total return at NAV for the inception to date period ended on March 31, 2014[1]	10.17%
Annualized current distribution rate expressed as a percentage of NAV as of March 31, 2014[2]	8.30%
Cumulative total return at NAV for the fiscal year through March 31, 2014[3]	0.93%
Cumulative fiscal year to date distribution rate as a percentage of NAV as of March 31, 2014[4]	0.00%
1	Average annual total return at NAV represents the simple arithmetic average of the annual NAV total returns of the Fund for the inception to date period ended on March 31, 2014.
2	The annualized current distribution rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV as of March 31, 2014.
3	Cumulative total return at NAV is the percentage change in the Fund’s NAV for the period from the beginning of its fiscal year to March 31, 2014 including distributions paid and assuming reinvestment of those distributions.
4	Cumulative fiscal year distribution rate for the period from the year-to-date period as a percentage of the Fund’s NAV as of November March 31, 2014.

VOYA INFRASTRUCTURE, INDUSTRIALS AND MATERIALS FUND

Dear Shareholders,

This Section 19(a) Notice provides shareholders of Voya Infrastructure, Industrials and Materials Fund (NYSE: IDE) with important information concerning its distribution declared in June 2014. This Section 19(a) Notice is issued as required by the Fund’s Managed Distribution Plan (the “Plan") and an exemptive order received from the U.S. Securities and Exchange Commission. The Board of Trustees has approved the implementation of the Plan to make quarterly cash distributions to common shareholders, stated in terms of a fixed amount per common share. This information is sent to you for informational purposes only and is an estimate of the sources of the July distribution. It is not determinative of the tax character of the Fund’s distributions for the 2014 calendar year. Shareholders should note that the Fund’s total regular distribution amount is subject to change as a result of market conditions or other factors.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and the distribution may later be determined to be from other sources including realized short-term gains, long-term gains, to the extent permitted by law, and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Distribution Period: Second Quarter 2014, Payable July 15, 2014

Distribution Amount per Common Share: $0.405

The following table sets forth an estimate of the sources of the Fund’s July distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per common share basis and as a percentage of the distribution amount.

Voya Infrastructure, Industrials and Materials Fund
Source	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year-to-Date	% of the Cumulative Distributions for the Fiscal Year-to-Date[1]
Net Investment Income	$0.181	44.76%	$0.414	51.16%
Net Realized Short-Term Capital Gains	$0.000	0.00%	$0.000	0.00%
Net Realized Long-Term Capital Gains	$0.224	55.24%	$0.396	48.84%
Return of Capital or Other Capital Source(s)	$0.000	0.00%	$0.000	0.00%
Total per common share	$0.405	100.00%	$0.810	100.00%

1 The Fund’s fiscal year is March 1, 2014 to February 28, 2015.

IMPORTANT DISCLOSURE: You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Plan. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income.’ The amounts and sources of distributions reported in this Section 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Set forth in the table below is information relating to the Fund’s performance based on its net asset value (NAV) for certain periods.

Average annual total return at NAV for the inception to date period ended on May 31, 2014[1]	10.20%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2014[2]	8.35%
Cumulative total return at NAV for the fiscal year through May 31, 2014[3]	2.73%
Cumulative fiscal year to date distribution rate as a percentage of NAV as of May 31, 2014[4]	2.09%
1	Average annual total return at NAV represents the compound average of the annual NAV total returns of the Fund for the inception to date period ended on May 31, 2014.
2	The annualized current distribution rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV as of May 31, 2014.
3	Cumulative total return at NAV is the percentage change in the Fund’s NAV for the period from the beginning of its fiscal year to May 31, 2014, 2014 including distributions paid and assuming reinvestment of those distributions.
4	Cumulative fiscal year distribution rate for the period from the year-to-date period as a percentage of the Fund’s NAV as of May 31, 2014.